UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2019

STWC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52825	20-8980078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Independence St., Suite 300 Lakewood, CO 80215
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 736-2442

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ⌧

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Forward Looking Statements

Statements contained in this current report that are not statements of historical fact are intended to be and are hereby identified as “forward-looking statements.” Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based, including but not limited to, the Company securing funding, entering into management and/or licensing agreements, acquiring direct interests in cannabis businesses, or providing cannabis compliance services to third parties. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. The Company undertakes no obligation to update or revise this current report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 3, 2019, the Board of Directors of STWC Holdings, Inc. (the “Company”) adopted a class of preferred stock designated as Series A Preferred Stock.  Under the Certificate of Designation for the Series A Preferred Stock, the rights and preferences of the holders of the shares are as follows:
•	The series will consist of 15,000,000 shares of Series A Preferred Stock, par value $0.00001 per share;
•	The holders of the Series A Shares are entitled to dividend and liquidation rights on an equal basis with the holders of common stock based upon the conversion rate for the Series A Preferred stock;
•	The Series A Shares will vote with the holders of the common stock on all matters and will have 50 votes per share of Series A Preferred Stock;
•	The Series A Shares are not redeemable by the Company;
•
The Series A Shares are convertible at the option of the holder into shares of common stock at the rate of one share of common stock for each share of Series A Preferred Stock converted, subject to adjustment for stock splits, stock dividends, recapitalizations, and the like;

•	The Series A Shares are convertible automatically into shares of common stock upon the death, incapacity, or dissolution of the holder of the Shares; and
•	The Series A Shares are not transferrable by the holder.

Also on October 3, 2019, the Board of Directors issued 15,000,000 shares of Series A Preferred Stock to Erin Phillips in exchange for cancellation of 15,000,000 shares of common stock by her.

As a result of the above transaction, the number of shares of common stock was reduced from 33,976,156 as reported in the Company’s report on Form 10-Q filed with the Commission on
September 16, 2019, to 18,976,156 common shares.  There are approximately 2,104,372 outstanding shares of common stock in the Company’s public float as reported by the transfer agent, representing approximately 11.1% of the total outstanding shares of common stock.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Series A Preferred Stock Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STWC Holdings, Inc.

Date: October 3, 2019	By:	/s/ Erin Phillips
Erin Phillips, Chief Executive Officer

2